Texas Imperial Assumption Certificate

                        Exhibit III.A.3.

                     Assumption Certificate

     The Texas Imperial Assumption Certificate is attached hereto and incorporated herein by reference.

              TEXAS IMPERIAL LIFE INSURANCE COMPANY
                  A Stipulated Premium Company

POLICY NUMBER:

INSURED:

                   CERTIFICATE OF ASSUMPTION

This is to certify that TEXAS IMPERIAL LIFE INSURANCE COMPANY ("Texas Imperial"), a life insurance company organized and existing under the laws of the State of Texas with offices in Houston, Texas, has assumed and reinsured all of the contractual obligations existing under the policy identified above heretofore issued or assumed by STATESMAN NATIONAL LIFE INSURANCE COMPANY ("Statesman") in accordance with the terms and conditions thereof, the same as if such policy had been originally issued with all its terms, covenants, stipulations and provisions, by American Capitol. This Certificate of Assumption is being issued in accordance with the terms and conditions of an Assumption Agreement entered into among Texas Imperial, the National Organization of Life and Health Guaranty Associations and the Participating Guaranty Associations.

The  Effective Date of this Certificate of Assumption is June  1,
1999.

Future  payments  of benefits and claims will be  made  by  Texas
Imperial, and all premium payments, claims and correspondence relating to the policy should be sent to:

       Mailing Address                   Delivery Address

       P. O. Box 42813           10555 Richmond Avenue, 2nd Floor
    Houston, TX 77242-2813              Houston, TX 77042

IN WITNESS WHEREOF, TEXAS IMPERIAL LIFE INSURANCE COMPANY has caused this Certificate to be signed by its duly authorized officers as of the effective date.

-----------------------------           --------------------------
H.  Kathleen Musselwhite,               John D. Cornett,
Secretary                               President

  THIS CERTIFICATE BECOMES A PART OF YOUR POLICY AND SHOULD BE
                        ATTACHED THERETO.

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